UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – FEBRUARY 5, 2009

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Avenue
Summit, NJ 07902-0080
(Address of principal executive offices)

(908) 273-4442
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On March 12, 2009, 4C Controls Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Mr. Anastasios Angeloglou regarding his service as the Company’s Chief Executive Officer.  The Employment Agreement is retroactively effective as of February 5, 2009.  Mr. Angeloglou will serve as Group CEO of 4C Controls and all of its operating units, subsidiaries and joint ventures.  The Employment Agreement has a term of three years.  Pursuant to the Employment Agreement, Mr. Angeloglou will receive (i) a base salary of 400,000 Euros (approximately U.S. $520,000) per year; (ii) contributions to a pension fund in the amount of 108,000 Euros (approximately U.S. $140,000) for the first year of service and 35,000 Euros (approximately U.S. $46,000) for each of the second and third years of service; (iii) an annual bonus to be granted on the basis of obtaining certain performance benchmarks; (iv) reasonable education costs for Mr. Angeloglou’s children; (v) health insurance premiums for Mr. Angeloglou and his family; (vi) travel insurance, disability insurance, and life insurance; (vii) reimbursement of reasonable relocation expenses; (viii) a housing allowance; and (ix) expenses for an automobile.  Mr. Angeloglou shall serve from offices in Dubai in the United Arab Emirates.

The Company has also entered into two related agreements with its partner 4C Security Solutions Limited (“4C Security Solutions”).

The Company entered into a Provision of Services Agreement with 4C Security Solutions dated as of February 5, 2009, pursuant to which the Company agreed to pay a monthly fee to 4C Security Solutions for the use of certain 4C Security Solutions’ staff.  This agreement terminates on June 30, 2011.  The Company entered into a second Provision of Services Agreement with 4C Security Solutions dated as of February 5, 2009, pursuant to which 4C Security Solutions agreed to pay a monthly fee to the Company for the shared, part-time allocation of services by the Company’s Chief Executive Officer, Anastasios Angeloglou.  Pursuant to this agreement, Mr. Angeloglou serves as the Chief Executive Officer of 4C Security Solutions as well as the Company.  Mr. Angeloglou allocates approximately twenty eight hours per month to the business of 4C Security Solutions.  This agreement terminates on June 30, 2011.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Angeloglou, the Company’s Chief Executive Officer, will be compensated as set forth Item 1.01 above, which is incorporated herein by reference thereto.

#         #        #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title:Corporate Secretary

Date: March 18, 2009